TESSERA AND INTEL CONFIDENTIAL

EXHIBIT 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FOURTH AMENDMENT TO

LIMITED TCC® LICENSE AGREEMENT

This Fourth Amendment (“Fourth Amendment”) is entered into as of this 21st day of April, 2004, (“Fourth Amendment Effective Date”) between Tessera, Inc. (“Tessera”) and Intel Corporation (“Licensee”), and amends the Limited TCC License Agreement (“Agreement”) entered into by and between the parties having an Effective Date of October 22, 1996, as amended by a First Amendment dated October 1, 2000, a Second Amendment dated March 22, 2002, and a Third Amendment dated September 10, 2004.

WHEREAS, the parties agree that the definition of Face-Up TCC Packages should be expanded and additional royalties should be paid to Tessera for Licensee’s exercise of its rights under the Agreement with respect to such Face-Up TCC Packages, in accordance with the originally contemplated terms for the Third Amendment.

The Parties hereto agree:

1. Paragraph I, Definitions, is amended by deleting Paragraph L, redesignating Paragraph M as new Paragraph L, and modifying Paragraph K to read as follows:

K. The term “Face-Up TCC Package” means a Face-Up Package that incorporates at least one IC device having electrical bond pads on a front surface of such IC device, where such bond pad bearing front surface faces away from a package substrate comprised of either (a) an unreinforced substrate (e.g. polyimide) of any thickness, or (b) a reinforced substrate (e.g. BT or FR4 laminate) of [*] or less; the package substrate being attached to the IC device and having at least one substrate terminal within the periphery of the IC device, such substrate terminal being electrically connected to one of the bond pads of the IC device, and the substrate terminals having a pitch of less than or equal to [*]. A Face-Up Package that is not a Face-Up TCC Package is not a TCC package. Licensee represents that all of the packages listed in Attachment B are included in this definition.

2. Paragraph III, Fee and Royalty, is amended by adding the following new sentence at the end of Paragraph G:

In addition to the foregoing amounts, Licensee agrees to pay Tessera [*] ($[*]) (“Additional Settlement Fee”) to settle the dispute over the historical shipments of Intel’s Face-Up TCC Packages prior to December 31, 2003 on the following schedule: [*] ($[*]) for each of the three (3) successive calendar quarters at the same time as the remaining three quarterly calendar Settlement Fee payments are due under the Third Amendment. This Additional

Settlement Fee shall be based upon Licensee’s continued sale of Face-Up TCC Packages during the quarters such payments are being made. The parties have used several factors to decide upon the Additional Settlement Fee, including the reports provided by Licensee in Attachment B1. Upon execution of this Fourth Amendment, Tessera hereby releases, waives and agrees not to make any claims against either (i) Licensee for its manufacture, use, sale, or offer for sale of Face-Up TCC Packages prior to December 31, 2003 reported on Attachment B1 (ii) any other party for its manufacture or sale of Face-Up TCC Packages prior to December 31, 2003 reported on Attachment B1 for Licensee’s use, sale, or offer for sale, or (iii) any Licensee customer for its use, sale, offer for sale or incorporation into products of Face-Up TCC Packages purchased from Licensee prior to December 31 reported on Attachment B1.

3. Additional Royalty Report. A report of additional Face-Up TCC Packages is added as Attachment B1.

Except as modified by this Fourth Amendment, the remaining terms and conditions of the Agreement are unchanged and apply with equal force and effect.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Fourth Amendment by their duly authorized representatives as of the Fourth Amendment Effective Date.

Tessera, Inc.		Intel Corporation

By:	/s/ Bruce McWilliams	By:	/s/ Darian Billerbeck
Print Name:	Bruce McWilliams	Print Name:	Darin Billerbeck
Title:	CEO	Title:	VP, Intel Communications Group GM, Flash Products Group
Date:	4-21-04	Date:	4/14/04

ATTACHMENT B1

REPORT OF ADDITIONAL FACE-UP TCC PACKAGES

Tessera TCC Packages
Package	Pins		Units
T-BGA	[	*]	[	*]	$	[	*]	$	[	*]
T-BGA	[	*]	[	*]	$	[	*]	$	[	*]
T-BGA	[	*]	[	*]	$	[	*]	$	[	*]
T-BGA	[	*]	[	*]	$	[	*]	$	[	*]
T-PBGA	[	*]	[	*]	$	[	*]	$	[	*]
T-PBGA	[	*]	[	*]	$	[	*]	$	[	*]

	Total		[	*]	$				[	*]